NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                               August 11, 1998

                   SENTO TECHNICAL INNOVATIONS CORPORATION

     You are cordially invited to attend the Annual Meeting of Shareholders of Sento Technical Innovations Corporation (the "Company"), which will be held on Tuesday, August 11, 1998 at 10 a.m., at the Company's corporate offices located at 808 East Utah Valley Drive, American Fork, Utah 84003 (the "Annual Meeting"), for the following purposes, which are more fully described in the Proxy Statement accompanying this Notice:

     (i) To elect five directors of the Company, each to serve until the 1999 Annual Meeting of Shareholders or until their respective successors have been duly elected and qualified;

     (ii) To consider and vote upon the following proposals to amend the Company's Articles of Incorporation, each of which will be voted upon separately and, if approved, will be incorporated in Amended and Restated Articles of Incorporation to be adopted by the
          Company:

          (a)  a proposal to change the name of the Company to "Sento
               Corporation,"

          (b) a proposal to increase the number of shares of the Common Stock of the Company, $.25 par value (the "Common Stock"), which the Company is authorized to issue from 15,000,000 shares to 50,000,000 shares,

          (c) a proposal to adopt limitations on the personal liability of directors as permitted by Utah corporation law,

          (d) a proposal to require the Company to indemnify directors, officers, employees and agents of the Company to the fullest extent permitted by Utah corporation law,

          (e) a proposal to eliminate an outdated requirement that the Company maintain its principal place of business in Salt Lake County, Utah, and

          (f) a proposal to make certain ministerial and conforming revisions to the Company's Articles of Incorporation in connection with the preparation of the proposed Amended and Restated Articles of Incorporation, consistent with the Utah Revised Business Corporation Act;

     (iii) To consider and vote upon a proposal to amend the Sento Technical Innovations Corporation Stock Incentive Plan to (a) increase the number of shares of Common Stock available for issuance pursuant to grants thereunder from 1,500,000 shares to 2,500,000 shares, and (b) change the name of such plan to the "Sento Corporation Stock Incentive Plan" to conform to the proposed change of the Company's name;

     (iv) To consider and vote upon a proposal to ratify the appointment of KPMG Peat Marwick LLP as independent auditor of the Company for the fiscal year ending March 31, 1999; and

     (v) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on June 15, 1998 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.


     All shareholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to vote, sign, date and return the enclosed Proxy as promptly as possible in the enclosed postage-prepaid envelope. Shareholders attending the Annual Meeting may vote in person even if they have returned a Proxy.

By Order of the Board of Directors



Robert K. Bench
Executive Vice President, Secretary and Treasurer

July 3, 1998

                                  IMPORTANT

     Whether or not you expect to attend the Annual Meeting in person, to assure that your shares will be represented, please complete, date, sign and return the enclosed proxy without delay in the enclosed envelope, which requires no additional postage if mailed in the United States. Your proxy will not be used if you are present at the Annual Meeting and desire to vote your shares personally.

                   Sento Technical Innovations Corporation
                           311 North State Street
                              Orem, Utah 84057

                     ___________________________________

                               PROXY STATEMENT
                            ____________________

                       Annual Meeting of Shareholders

                               August 11, 1998


                           SOLICITATION OF PROXIES

     This Proxy Statement is being furnished to the shareholders of Sento Technical Innovations Corporation, a Utah corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies from holders of outstanding shares of the Company's common stock, par value $.25 per share (the "Common Stock"), for use at the Annual Meeting of Shareholders of the Company to be held Tuesday, August 11, 1998 and at any adjournment or postponement thereof (the "Annual Meeting"). This Proxy Statement, the Notice of Annual Meeting of Shareholders and the accompanying form of proxy are first being mailed to shareholders of the Company on or about July 3, 1998.

     The Company will bear all costs and expenses relating to the solicitation of proxies, including the costs of preparing, printing and mailing to shareholders this Proxy Statement and accompanying materials. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company, without receiving additional compensation therefor, may solicit proxies personally or by telephone. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries representing beneficial owners of shares of the Common Stock for the forwarding of solicitation materials to such beneficial owners and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in doing so.


                                   VOTING

Record Date

     The Board of Directors has fixed the close of business on June 15, 1998 as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). As of the Record Date, there were issued and outstanding 5,814,957 shares of Common Stock.
The holders of record of the shares of Common Stock on the Record Date entitled to be voted at the Annual Meeting are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting. Accordingly 5,814,957 votes are entitled to be cast on each matter submitted to a vote at the Annual Meeting.

Proxies

     Shares of Common Stock which are entitled to be voted at the Annual Meeting and which are represented by properly executed proxies will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such shares will be voted (i) FOR the election of each of the five director nominees; (ii) FOR each of the following proposals to amend the Company's Articles of Incorporation (the "Existing Articles"), which proposals will be voted upon separately and, if approved, will be incorporated in Amended and Restated Articles of Incorporation of the Company in the form attached to this Proxy Statement as Appendix A (the "Amended and Restated Articles") to be adopted by the Company: (a) a proposal to change the name of the Company to "Sento Corporation," (b) a proposal to increase the number of shares of Common Stock which the Company is authorized to issue from 15,000,000 shares to 50,000,000 shares, (c) a proposal to adopt limitations on the personal liability of directors as permitted by Utah corporation law, (d) a proposal to require the Company to indemnify directors, officers, employees and agents of the Company to the fullest extent permitted by Utah corporation law, (e) a proposal to eliminate an outdated requirement that the Company maintain its principal place of business in Salt Lake County, Utah, and (f) a proposal to make certain ministerial and conforming revisions to the Existing Articles in connection with the preparation of the Amended and Restated Articles, consistent with the Utah Revised Business Corporation Act; (iii) FOR the proposal to amend the Sento Technical Innovations Corporation Stock Incentive Plan (the "Incentive Plan") to (a) increase the number of shares of Common Stock available for issuance pursuant to grants thereunder from 1,500,000 shares to 2,500,000 shares and (b) change the name of the Incentive Plan to the "Sento Corporation Stock Incentive Plan" to conform to the proposed change of the Company's name; (iv) FOR the ratification of the appointment by the Board of Directors of KPMG Peat Marwick LLP to be the independent auditor of the Company for the fiscal year ending March 31, 1999; and (v) in the discretion of the proxy holders as to any other matters which may properly come before the Annual Meeting.

     A shareholder who has executed and returned a proxy may revoke it at any time prior to its exercise at the Annual Meeting by executing and returning a proxy bearing a later date, by filing with the Secretary of the Company, at the address set forth above, a written notice of revocation bearing a later date than the proxy being revoked, or by voting the Common Stock covered thereby in person at the Annual Meeting.

Required Vote

     A majority of the outstanding shares of Common Stock entitled to vote, represented in person or by properly executed proxy, is required for a quorum at the Annual Meeting. Abstentions and broker non-votes, which are indications by a broker that it does not have discretionary authority to vote on a particular matter, will be counted as "represented" for the purpose of determining the presence or absence of a quorum. Under Utah corporate law and the Articles of Incorporation and Bylaws of the Company, once a quorum is established, shareholder approval with respect to a particular proposal is generally obtained when the votes cast in favor of the proposal exceed the votes cast against such proposal.

     In the election of directors, the five nominees receiving the highest number of votes will be elected. For approval of each of the proposals to amend the Existing Articles, the proposal to amend the Incentive Plan and the proposal to ratify the appointment of the independent auditor, the votes cast in favor of each such proposal must exceed the votes cast against the proposal. Accordingly, abstentions and broker non-votes will not have the effect of being considered as votes cast against any matter considered at the Annual Meeting. In the event one or more of the proposals to amend the Existing Articles is approved, the Company will adopt Amended and Restated Articles reflecting the adoption of such proposal(s).


                            ELECTION OF DIRECTORS

Nominees for Election as Directors

     At the Annual Meeting, five directors of the Company (constituting the entire Board of Directors) are to be elected to serve until the next annual meeting of shareholders and until their successors shall be duly elected and qualified. If any of the nominees should be unavailable to serve, which is not now anticipated, the proxies solicited hereby will be voted for such other persons as shall be designated by the present Board of Directors. The five nominees receiving the highest number of votes at the Annual Meeting will be elected. Certain information with respect to each nominee for director is set forth below.


        Name            Age                 Position                Director
                                                                     Since
--------------------    ---   ------------------------------------  --------
Kieth E. Sorenson ..    49    Chairman of the Board and Chief         1997
                              Executive Officer

Gary B. Godfrey .       38    Director                                1996

Walter W. Bregman ..    63    Director Nominee                         N/A

Gary B. Filler  ...     56    Director Nominee                         N/A

Craig I. Thomas ...     53    Director Nominee                         N/A


     Kieth Sorenson has served as Chairman of the Board and Chief Executive Officer of the Company since December 1, 1998. Prior to that date, Mr. Sorenson had served as a director of the Company since June 1, 1997. From November 1993 to November 1997, Mr. Sorenson was a managing partner of Sorenson, Thomas & Co., which operates Blanca Partners, a private investment partnership based in San Francisco, California. From 1987 to 1993, Mr. Sorenson was president, chief executive officer and chairman of Truevision Inc., a publicly-held computer graphics company formerly known as RasterOps ("Truevision"), of which he currently serves as a director. Prior to founding RasterOps, Mr. Sorenson served from 1979 to 1987 as vice president of engineering and product marketing for Ramtek, a publicly-held computer graphics company. Mr. Sorenson is currently the chairman of the board of Avtronix, a private aviation electronics and manufacturing service company.

     Gary B. Godfrey has served as a director since his appointment in April 1996 following consummation of the share exchange pursuant to which the Company, which was then known as Amacan Resources Corporation ("Amacan"), acquired all of the capital stock of Spire Technologies, Inc. ("Spire Technologies") and Spire Technologies Systems Division, Inc. ("Spire Systems"), in exchange for the issuance of shares of Common Stock to the shareholders of Spire Technologies and Spire Systems (the "Share Exchange").

Mr. Godfrey served as President and a director of Spire Technologies and Spire Systems from 1986 and 1992, respectively, until April 1, 1998. Mr. Godfrey has served as Vice President of Sento Consulting Corporation ("Sento Consulting") and Dewpoint Distributed Solutions Incorporations ("Dewpoint"), two wholly-owned subsidiaries of the Company since April 1, 1998.

     Walter W. Bregman has been a director of Truevision since July 1991 and Chairman of the Board of Directors of Truevision since December 1994. He has been Chairman and Co-Chief Executive Officer of S&B Enterprises, a consulting firm, since March 1988, and since December 1992 has been President and Chief Executive Officer of Golf Scientific, Inc., a company that produces and sells golf instructional equipment. From July 1985 until June 1987, he was President and owner of the Cormorant Beach Club. Prior to July 1985, he served as President of International Playtex Inc. He is also a director of Symantec Corporation, a developer and distributor of utility software for business and personal computing, and Quokka Sports, a digital sports media company.

     Gary B. Filler has been a financial consultant since September 1996. He was Senior Vice President and Chief Financial Officer of Diamond Multimedia Systems, Inc., a multimedia and graphics company from January 1995 to September 1996. From June 1994 to January 1995, Mr. Filler was a business consultant and private investor. From February 1994 until June 1994 he served as Executive Vice President and Chief Financial Officer of ASK Group, Inc., a computer systems company. Mr. Filler was Chairman of the Board of Directors of Seagate Technology, Inc., a manufacturer and distributor of data storage, retrieval and management products ("Seagate") from September 1991 until October 1992, and was Vice Chairman of the Board of Directors from October 1990 until September 1991. Mr. Filler currently serves as a director of Seagate and of Seagate Software, Inc., a subsidiary of Seagate.

     Craig I. Thomas has served as President of Sorenson, Thomas & Company, a private investment management company, since 1992. From June 1988 to December 1991, he held the position of Managing Director and co-head of the technology group within the investment banking department of Donaldson, Lufkin & Jenrette, a New York-based securities firm. From February 1979 to May 1988, Mr. Thomas was a partner at the investment banking firm of Robertson, Colman & Stephens. From December 1969 to January 1979, he held various positions, including Vice President, in the investment banking department of Merrill Lynch.

Directors

     Certain information with respect to each person currently serving as a director of the Company who has not been nominated for reelection is set forth below:

     William A. Fresh has served as a director of the Company since April 1996. Mr. Fresh has also served as Chairman of the Board and Chief Executive Officer of Magellan Technology, Inc., a publicly-held provider of image-based data entry services, since its founding in June 1989. Mr. Fresh founded EFI Electronics Corporation, a publicly-held manufacturer and marketer of surge suppression equipment for computer, industrial, medical and telecommunications devices, in 1981 and subsequently served as its Chairman and President until 1986. Mr. Fresh is currently President and Chairman of the Board of Orem Tek Development corporation, a consulting and business park development corporation. In addition, Mr. Fresh has served as a director of CerProbe Corporation ("Cerprobe"), a publicly-held manufacturer of products for the semiconductor industry, since April 1995. CerProbe acquired Fresh Test Technology Corporation ("Fresh Test") in April 1995. Mr. Fresh co-founded Fresh Test and served as its chairman and Chief Executive Officer from January 1986 through March 1995.

     Sherman H. Smith serves as a director of the Company, and has done so since consummation of the Share Exchange in April 1996. Pursuant to the terms of an Agreement and Plan of Reorganization executed by Amacan, Spire and Spire Systems, Mr. Smith was designated by the Board of Directors of Amacan to serve as a director of the Company upon con- summation of the Share Exchange; however, no arrangement or understanding exists whereby Mr. Smith has been retained as a director. Mr. Smith, a certified public accountant, is engaged in the practice of accounting with the accounting firm of Schmitt, Griffiths, Smith & Co. in Ogden, Utah, with whom he has practiced accounting since 1974.

     Eng H. Lee, 38, has served as Vice President and Chief Technical Officer of the Company since January 1997 and has served as a director of the Company since September 1996. Mr. Lee is the founder and Managing Director of Australian Software Innovations (Services) Pty., Ltd. ("ASI"), a software development, integration and consulting company based in Sydney, Australia, a position he has held since 1987.

Committees and Meetings

     The Board of Directors has formed a standing Audit Committee, the members of which are Sherman H. Smith and William A. Fresh. The Audit Committee held three meetings during the fiscal year ended March 31, 1998. The Audit Committee's functions include the recommendation of the Company's independent auditor, and the review of the Company's internal accounting and financial practices and controls and all services performed by the Company's independent auditor.

     The Board of Directors also has formed a standing Compensation Committee, the members of which are Kieth E. Sorenson, Sherman H. Smith and William A. Fresh. The Compensation Committee held seven meetings during the fiscal year ended March 31, 1998. The Compensation Committee currently serves as the committee which administers the Incentive Plan and the Sento Technical Innovations Corporation 1996 Employee Stock Purchase Plan.

     During the fiscal year ended March 31, 1998, the Board of Directors held eleven meetings. No director attended fewer than 75 percent of the total number of meetings of the Board and of the committees on which he served.
The Company does not maintain a standing nominating committee of the Board of Directors.

Director Compensation

     The directors of the Company are not presently compensated for attendance at the Board and committee meetings. All directors are reimbursed for expenses incurred in connection with attendance at Board and committee meetings.


                             EXECUTIVE OFFICERS

     In addition to Messrs. Sorenson and Godfrey, whose biographies are set forth above, certain biographical information is furnished below with respect to the following executive officers of the Company and its subsidiaries:

     Robert K. Bench, 49, has served as Chief Financial Officer of the Company since consummation of the Share Exchange in April 1996 and has served as Executive Vice President, Secretary and Treasurer of the Company since October, 1997. Mr. Bench also serves as Secretary and Treasurer and a director of Sento Consulting, Dewpoint, Sento Training Corporation ("Sento Training") and Sento Technical Services Corporation ("Sento Technical Services"), each of which is a wholly-owned subsidiary of the Company. Mr. Bench served as President and a director of the Company from April 1996 until October 1997. Mr. Bench served as the Chief Financial Officer for CerProbe Corporation from April 1995 through 1996. Mr. Bench was president of Fresh Test from April 1993 to the time of its merger with Cerprobe. From 1986 through 1991, Mr. Bench served as Vice President and Chief Financial Officer at Clyde Digital Corporation, a private company engaged in computer software engineering. In April 1991, Clyde Digital Corporation merged with and into

Axent Technologies, a publicly held company.

     F.J. Allen, 36, has served since April 1998 as Executive Vice President and General Manager of Sento Consulting. Mr. Allen began his career in the computer industry in 1983, as marketing director for Clyde Digital Systems, a developer of computer security and management software. In 1986, he became a founder and principal of Creative Index, Inc., a developer of full-text indexing. Following the sale of that company in 1988, he started InfoLink Technologies, a document imaging systems company. In 1992, he joined the Company, with primary responsibility for the Company's WordPerfect for AS/400 project. In 1994, he was appointed to serve as President of Spire Systems, a position he held until the formation of Sento Consulting in April 1998.

     Arthur F. Coombs, III, 37, serves as Executive Vice President and General Manager of Sento Technical Services. Prior to joining Sento's management team in February 1998, Mr. Coombs served as Vice President, European Business Development for Sykes Enterprises Incorporated for four years. Prior to his employment at Sykes, Mr. Coombs worked for high-tech organizations such as Hewlett-Packard, VLSI Research and RasterOps. While with RasterOps, he directed the establishment of a European Distribution/Customer Support Center.


                           EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table provides certain summary information concerning the compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officers, as well as all other executive officers of the Company whose aggregate compensation for the year ended March 31, 1998
exceeded $100,000 (collectively, the "Named Executive Officers").   Mr.
Godfrey served as Chief Executive Officer from April 1, 1997 until December 1, 1997, and Mr. Sorenson commenced his service as Chief Executive Officer on December 1, 1997.

                                               Long-Term Compensation

                       Annual Compensation          Awards       Pay-
                                                                 outs

                                                  Re-   Securi-
                                        Other   stric-   ties           All
                                        Annual    ted   Under-  LTIP   Other
    Name and                           Compen-   Stock   lying  Pay-  Compen-
    Principal           Salary  Bonus   sation  Awards  Options outs  sation
    Position      Year   ($)     ($)     ($)      ($)     (#)    ($)    ($)
----------------- ---- ------- ------- ------- -------- ------- ----- ------

Kieth E. Sorenson 1998 36,462  100,000  14,438    --      --     --     --
Chief Executive   1997    --      --     (1)      --      --     --     --
Officer                                   --

Gary B. Godfrey   1998 106,534    --      --      --      --     --     --
Chief Executive   1997  79,640    --      --      --      --     --     --
Officer (Former)  1996  2,692     --      --      --      --     --     --


Robert K. Bench   1998 106,534    --      --      --      --     --     --
Vice President    1997    --      --      --      --      --     --     --
and Chief         1996    --      --      --      --      --     --     --
Financial Officer
(1) Reflects the value of 3,500 shares of Common Stock which the Company has committed to issue to Mr. Sorenson in connection with his employment as Chief Executive Officer.

Option Grants in Last Fiscal Year

     The following table sets forth individual grants of options to acquire shares of Common Stock made to the Named Executive Officers during the fiscal year ended March 31, 1998.


                                                        Potential Realizable
                                                          Value at Assumed
                                                       Annual Rates of Stock
                                                         Price Appreciation
                                                          for Option Term
                  Options   Percent   Exercise Expira-
      Name        Granted   of Total   Price    tion
                    (1)     Options             Date       5%         10%
                            Granted
                               to
                           Employees
                           in Fiscal
                              Year
----------------- ------- ----------- -------  ------- ----------  ----------
Kieth E. Sorenson 100,000      7%      $3.50   12/1/07 $  372,903  $  801,103

Kieth E. Sorenson 400,000     28%      $4.00   12/1/07 $1,291,614  $3,004,412

Kieth E. Sorenson 400,000     28%      $4.50   12/1/07 $1,091,614  $2,804,412

1) All of the options reflected above are non-qualified options that were not granted pursuant to the Incentive Plan.

Aggregated Option Exercises in Last Fiscal Year and Year End Option Values

     The following table sets forth the aggregate value of unexercised options to acquire shares of Common Stock held by the Named Executive Officers on March 31, 1998 and the value realized upon the exercise of options during the fiscal year ended March 31, 1998. Mr. Godfrey has not received any options to acquire shares of Common Stock.


                                                   Number of      Value of
                                                  Unexercised   Unexercised
                                                 Options at FY  In-the-Money
                                                   End 1998    Options at FY
                                                    ($)(2)          End
                                                                 1998($)(3)

                             Shares      Value   Exercisable/   Exercisable/
          Name              Acquired   Realized  Unexercisable Unexercisable
                               on       ($)(1)
                            Exercise
----------------------     ----------  --------  ------------- --------------
Robert K. Bench ....          125,488  $346,347    0/41,829      0/$115,448

Kieth E. Sorenson ...               0         0 102,008/802,992      0/0
______________________
(1) Calculated based on the difference between the exercise price and the value of the shares as of the date acquired.
(2) Includes options exercisable within 60 days of the end of the Company's fiscal year.
(3)  Calculated based on the difference between the exercise price and the price of a share of Common Stock on March 31, 1998 The price of the Common Stock on March 31, 1998 was $4.00 as (reported on the NASDAQ Stock Market.)

Employment Agreements and Change of Control Arrangements

  The Company has entered into an Employment Agreement with Kieth E.
Sorenson in connection with his employment as Chief Executive Officer of the Company. Pursuant to such agreement, the Company has agreed to employ Mr. Sorenson as Chief Executive Officer of the Company throughout the term of the agreement, which commenced on December 1, 1997 and continues until December
1, 1999.   The agreement obligates the Company to pay to Mr. Sorenson annual compensation of $180,000 (comprised of monthly cash payments in the aggregate amount of $120,000 and the annual issuance of 14,000 shares of Common Stock in four quarterly installments), together with an initial signing bonus in the amount of $100,000 and annual bonuses based upon increases in the earnings and revenues of the Company during the applicable year. In addition, upon the execution of the agreement, the Company granted to Mr. Sorenson non-qualified options to acquire up to 900,000 shares of Common Stock, which vest in monthly installments during the term of the agreement
and are exercisable at prices ranging from $3.50 to $4.50 per share.   The
employment agreement terminates upon Mr. Sorenson's death, may be suspended by the Company upon Mr. Sorenson's total or partial disability and may be terminated by the Company "for cause," as defined in the agreement. The agreement contains certain restrictive covenants made by Mr. Sorenson that, during the term of the agreement and during the period of the Company's payment of any severance payments described below, he will not compete with the Company in the United States or any foreign country where the Company has conducted its business prior to termination of the agreement.

  Mr. Sorenson's employment agreement also provides for the Company's payment of the full amount of Mr. Sorenson's annual salary for the remainder of the term of the agreement (but not less than the salary payable for one full year) in the event the Company elects to terminate the agreement for any reason other than for cause or if the Company elects not to renew the term of the agreement upon expiration. In addition, if the Company terminates the agreement for any reason other than for cause or elects not to renew such term, Mr. Sorenson's options with respect to 100,000 shares of Common Stock vest immediately and become exercisable at a price equal to $3.50 per share. In the event that prior to the termination of the employment agreement, a majority of the then outstanding shares of Common Stock or all or substantially all of the assets of the Company are acquired by a person not controlled by the Company or its shareholders as of the date of the agreement, the Company is obligated to pay to Mr. Sorenson a change of control payment equal to twice the amount of his annual salary and all options granted under the agreement will vest and become exercisable in full on the day immediately preceding the closing of the acquisition. In addition, the Company has agreed to pay to Mr. Sorenson an additional payment equal to the amount of any excise tax liability incurred by Mr. Sorenson as a result of the Company's payment of severance benefits payable under the agreement.

Certain Relationships and Related Transactions

  On July 9, 1997, the Company exercised its option (the "Australian
Software Innovations Option") granted pursuant to an Option Agreement (the "ASI Option Agreement") by and among the Company, Australian Software Innovations (Services) Pty., Ltd. ("Australian Software Innovations"), Kilat Holdings Pty. Limited, the sole shareholder of Australian Software Innovations ("Kilat"), and Eng H. Lee, a director and executive officer of the Company, and his wife, Mary Lee, the shareholders of Kilat. In connection with its exercise of the Australian Software Innovations Option, which resulted in the Company's acquisition of substantially all of the tangible assets and intellectual property of Australian Software Innovations, the Company paid to Australian Software Innovations an option purchase payment in the amount of $130,000 and aggregate option exercise payments of approximately $1,150,000. In addition, the Company entered into consulting agreements with Australian Software Innovations and Eng Lee providing for total payments by the Company of $150,000 and $500,000, respectively. The Company also entered into a services agreement with Australian Software Innovations pursuant to which Australian Software Innovations agreed to provide transition and consulting services to the Company for a period of one year from the closing date of the transactions, in exchange for the Company's payment of an annual services fee of 200,000 Australian Dollars. The services agreement provides for annual renewals if neither party elects to terminate the agreement. The amounts paid by the Company in connection with the exercise of the Australian Software Innovations Option were determined through negotiations between the Company and the other parties to the transaction, based upon the business, assets, liabilities, operations and prospects of Australian Software Innovations. The principal assets acquired by the Company upon exercise of the Australian Software Innovations Option were not used in the Company's business, but were subsequently sold to BMC Software Inc. in a separate transaction.

                   PRINCIPAL HOLDERS OF VOTING SECURITIES

Principal Holders

  The following table sets forth information as of May 31, 1998 with respect to the beneficial ownership of shares of the Common Stock by each person known by the Company to be the beneficial owner of more than 5% of the Common Stock, by each director or nominee, by each of the Named Executive Officers and by all directors and officers as a group. Unless otherwise noted, each person named has sole voting and investment power with respect to the shares indicated. The percentages set forth below have been computed based on the number of outstanding securities, excluding treasury shares held by the Company, which was 5,814,957 shares of Common Stock as of May 31, 1998.

                                                    Beneficial Ownership
                                                     as of May 31, 1998
    Name and Address of Beneficial Owner         Number of            Per-
                                                  Shares             centage
                                                                       of
                                                                     Class*
---------------------------------------------    ---------          --------
Common Stock:
  Gary B. Godfrey   .............                1,027,027(1)          17.6%
  149 North 835 East
  Lindon, Utah 84042

  Brian W. Braithwaite  ...........                447,167              7.6
  1348 North 1400 West
  Provo, Utah 84604

  Robert K. Bench   .............                  359,228              6.1
  626 East 1820 North
  Orem, Utah 84057

  William A. Fresh  .............                  105,138(2)(3)        1.8

  Kieth E. Sorenson   ............                 102,008(4)           1.7

  Eng H. Lee  ................                      88,107(5)           1.5

  Gary B. Filler  ..............                    17,000(6)          **

  Sherman H. Smith  .............                   11,694(2)(7)       **

  Walter W. Bregman   ............                       0             **

  Craig I. Thomas   .............                        0             **

  All officers and directors as a group
    (8 persons)   ..............                 1,720,442(8)          28.9
 ___________________________

* Beneficial ownership as a percentage of the class for each person holding options exercisable within 60 days of the date of computation has been calculated as though shares of Common Stock subject to such options were outstanding, but such shares have not been deemed outstanding for the purpose of calculating the percentage of the class owned by any other person.
**Represents less than 1% of the outstanding shares of Common Stock.

(1)  Shares held by Gary B. Godfrey and Karie Godfrey, Trustees of the Gary
     B. Godfrey Family Revocable Trust dated July 1, 1993.
(2) Includes presently exercisable options to purchase 7,334 shares of the Common Stock issued under the Option Plan.
(3) Includes 20,000 shares owned of record by Mr. Fresh's individual retirement account.
(4) Includes presently exercisable options to purchase 102,008 shares of the Common Stock.
(5) Includes presently exercisable options to purchase 1,667 shares of the Common Stock issued under the Option Plan.
(6) Includes 12,000 shares held by G.T. Investments, of which Mr. Filler is the sole shareholder.
(7) Includes 2,000 shares owned of record by the Gerald Smith Family Partnership, of which Mr. Smith is a limited partner. Mr. Smith
(8) Includes presently exercisable options to purchase 145,583 shares of the disclaims beneficial ownership of such shares.
     Common Stock.


Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934 requires the
Company's executive officers and directors, as well as persons who beneficially own more than ten percent of the Common Stock of the Company, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers. Reporting persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that all required forms were timely filed during the past fiscal year.

                   AMENDMENT OF ARTICLES OF INCORPORATION

Overview

     At the Annual Meeting, the shareholders of the Company will be given an opportunity to vote on each of the six proposals to amend the Existing Articles. A proposal will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal. In the event one or more of the proposals is approved, the Company will adopt the Amended and Restated Articles reflecting the adoption of such proposal(s).

     The Board of Directors has approved and is recommending to the shareholders of the Company each of the six proposals to amend the Existing Articles. The recommendation of the Board of Directors is based upon the determination of the Board of Directors that it is in the best interests of the Company and its shareholders to revise the provisions of the Existing Articles for the reasons discussed below. The following summary of the principal effects of adopting such proposals is qualified in its entirety by reference to the complete text of the Amended and Restated Articles, which is set forth as Appendix A to this Proxy Statement.

Proposal to Change the Name of the Company

     Since September 10, 1996, the Company has conducted its business operations under the name of Sento Technical Innovations Corporation. Following its review of the existing business structure of the Company and its subsidiaries, together with its assessment of the Company's prospects for expanding its existing and proposed services and products, the Board of Directors has concluded that the adoption of a simpler corporate name, together with the adoption by the Company's subsidiaries of corresponding names reflecting the business operations of each subsidiary, will strengthen the name recognition of the Company's service and product offerings and facilitate the Company's efforts to promote and cross-sell its services and products. Based upon this conclusion, on April 1, 1998 the Company began to conduct a substantial portion of its business operations through three wholly-owned subsidiary corporations identified by their common use of the "Sento" name, namely Sento Consulting Corporation (formerly Spire Technologies, Inc.), Sento Training Corporation and Sento Technical Services Corporation. The Board of Directors believes the simplification of the Company's corporate name will increase the Company's name recognition, facilitate common marketing efforts relating to services and products offered by the Company's subsidiaries and encourage cross-selling of the Company's services and products.

     If the proposal to change the name of the Company is adopted, the Company's name will be changed upon filing of the Amended and Restated Articles with the Utah Division of Corporations and Commercial Code (the "Division of Corporations"), which is anticipated to occur promptly following the Annual Meeting.

Proposal to Increase the Number of Authorized Shares of Common Stock

     The Board of Directors has proposed to increase the number of shares of Common Stock authorized for issuance by the Company from 15,000,000 shares to 50,000,000 shares. As of May 31, 1998, 5,814,957 shares of Common Stock were issued and outstanding, and 9,185,043 were unissued. In addition, there are 1,935,080 shares of Common Stock reserved for issuance upon the exercise of outstanding options, warrants and other convertible securities. If the proposal to increase the number of shares of Common Stock is adopted, an additional 35,000,000 shares of Common Stock would be available for future issuance. The purpose of the proposal to increase the authorized number of shares of Common Stock is to provide additional shares of Common Stock that could be issued for corporate purposes without further shareholder approval unless required by applicable law or regulation. Although the Company currently has no plans to issue any significant number of such shares of Common Stock, future uses for the additional shares could include effecting acquisitions of other businesses or assets through the issuance of shares of Common Stock, securing additional financing for the operations of the Company, use in connection with the Company's employee benefit plans or subdividing outstanding shares of Common Stock through stock splits.

     The Board of Directors does not intend to issue any Common Stock to be authorized upon the adoption of this proposal except upon terms that the Board of Directors deems to be in the best interests of the Company and its shareholders. If the proposal to increase the number of authorized shares of Common Stock is approved, however, the Board of Directors will possess, generally without the necessity of further shareholder approval, the ability to issue additional authorized shares of Common Stock in its discretion. Future issuances of shares of Common Stock may have the effect of delaying or preventing a change in control of the Company without further action by the shareholders of the Company. The proposal to increase the number of authorized shares of Common Stock has not been submitted by the Board of Directors in response to the perception that the Company may be subject to the threat of an attempt to effect a change in control of the Company. In addition, the issuance of additional shares of Common Stock may, among other things, have a dilutive effect on earnings per share and upon the equity of the present holders of Common Stock and their voting rights. Holders of the Common Stock have no preemptive rights.

     If the proposal to increase the number of authorized shares of Common Stock is adopted, the additional shares will be authorized upon filing of the Amended and Restated Articles with the Division of Corporations. The Company also intends to apply for listing on The NASDAQ Stock Market of any additional shares of Common Stock if and when such shares are issued.

Proposal to Limit Director Liability

     The Board of Directors has proposed that the shareholders amend the Existing Articles to include a provision (set forth in Article IV of the Amended and Restated Articles), similar to that adopted by many Utah corporations, that would limit the liability of directors of the Company. As discussed below, the directors of the Company have a conflict of interest in recommending the adoption of this proposal inasmuch as adoption of the proposal will benefit each director by eliminating the directors' personal liability for monetary damages in certain situations as discussed below. The proposed limitation will not apply to any act or omission occurring prior to the effective date of the Amended and Restated Articles, if adopted. There are no current actions pending against directors of the Company or known threats of any actions against directors, and this proposal is not being made in response to any known, threatened or pending litigation.

     If the proposal to limit director liability is adopted, Article IV of the Amended and Restated Articles will secure for the Company and its directors the benefits of certain provisions of the Utah Revised Business Corporation Act (the "Revised Act"), which authorizes Utah corporations, subject to the limitations described below, to limit a director's personal liability from monetary damages for any action taken or failure to take any action. The provisions limiting the liability of directors of Utah corporations are set forth in Section 16-10a-841 of the Revised Act (the "Utah Statute"). Shareholder approval of the proposal to limit director liability is required to affect this permitted limitation of liabilities. If the proposal to limit director liability is approved, the limitations contemplated by Article IV of the Amended and Restated Articles would become effective upon filing of the Amended and Restated Articles with the Division of Corporations, which is anticipated to occur promptly following the Annual Meeting.

     The Utah Statute became effective July 1, 1992 and replaced a similar statute (the "Prior Statute") that was adopted by the Utah State Legislature in the 1987 General Session. Similar statutes have been enacted in many other states, reflecting a legislative policy of permitting corporations to protect their directors for business decisions made in good faith and a legislative response to recent changes in the market for directors' and officers' liability insurance. Such insurance has become very expensive, and in some cases unattainable. Furthermore, the insurance has become subject to many exclusions and the dollar limits of the coverage generally available have been substantially reduced.

     The Utah Statute permits a corporation to eliminate or limit the liability of a director to the corporation and its shareholders for monetary damages for any action taken or any failure to take any action, as a director, except for: (i) the amount of any financial benefit received by a director to which he or she is not entitled; (ii) an intentional infliction of harm on the corporation or its shareholders; (iii) a violation of Section 16-10a-842 of the Revised Act (which prohibits unlawful distributions by a corporation to its shareholders); or (iv) an intentional violation of criminal law.

     Although adoption of the proposal to limit director liability would limit the ability of the Company and its shareholders to recover monetary damages from a director, the proposal would not reduce or eliminate the duties or the standard of conduct required of directors. Directors would continue to have the duties of care and loyalty to the Company and its shareholders. The Revised Act defines the duties that directors have to the Company and its shareholders. Under the Revised Act, each director of a corporation is required to discharge his duties as a director (a) in good faith; (b) with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and (c) in a manner the director reasonably believes to be in the best interests of the corporation. Without affecting the duties of care and loyalty, the Amended and Restated Articles would protect the Company's directors from personal liability for alleged breaches of such duties, except in the situations specified above.

     Although the Utah Statute allows corporations to eliminate the liability of their directors for monetary damages for negligent or even grossly negligent acts, directors continue to be subject to other court actions, such as injunctive relief, rescission, and to removal by shareholders, with or without cause. Adoption of the proposal to limit director liability would not limit the liability of a director who is also an officer or employee of the Company for claims based on his or her acts or omissions as an officer or employee. In addition, adoption of the proposal would not limit the liability of the directors under federal securities laws. The limitation of liability would apply only to court actions brought by the Company or its shareholders, and would not prevent claims by third parties, such as creditors.

     In the past, directors were generally held not to be liable for an exercise of their "business judgment" that was made in good faith and for which there was a reasonable basis, but which in hindsight had adverse consequences. Recently, however, court cases involving other companies in other jurisdictions appear to have significantly narrowed the protection afforded by this so-called "business judgment rule," and, consequently, certain directors of other companies have faced the risk of significant personal liability. Concern that qualified persons would not be willing to serve as directors because of substantial risks to their personal assets led to the passage of the Prior Statute in 1987. The Prior Statute was replaced by the Utah Statute effective July 1, 1992, when the Utah Legislature adopted the Revised Act which replaced the Utah Business Corporation Act.

     The increase in the exposure of the directors of the Company may affect the Company's ability to continue to attract and retain qualified directors. The proposal to limit director liability is not, however, being proposed in response to any specific resignation, threat of resignation, or refusal to serve by any director or potential director, nor in response to any known, threatened or pending litigation.

     Adoption of the proposal to limit director liability may have the effect of reducing the likelihood of derivative litigation against directors of the Company. It may also discourage or deter shareholders of the Company from bringing a lawsuit against directors for breach of their fiduciary duty of care, including cases of negligent or grossly negligent business decisions. This will be true even though such an action, if successful, might otherwise have recovered funds for the Company and its shareholders. Furthermore, although equitable remedies such as injunctive relief or rescission of contract will still be available to shareholders if the proposed amendment is approved, it should be recognized that such remedies may not be effective or available in all cases.

Proposal to Require Indemnification of Directors, Officers, Employees and
Agents

     The Board of Directors has proposed that the shareholders amend the Existing Articles to include a provision (set forth in Article VI of the Amended and Restated Articles) that would obligate the Company to indemnify any person who is or was serving as a director, officer, employee or agent of the Company, or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other enterprise to the fullest extent permitted by the Revised Act.

     As discussed below, the directors of the Company have a conflict of interest in recommending the adoption of this proposal inasmuch as adoption will benefit each director by decreasing the directors' exposure to claims asserted by shareholders of the Company and other parties. There are no current actions pending against directors of the Company or known threats of any actions against directors, and this proposal is not being made in response to any known, threatened or pending litigation.

     The Revised Act provides that a corporation may indemnify an individual made party to a proceeding because he or she was a director against liability if: (1) his or her conduct was in good faith, (2) he or she reasonably believed that his conduct was in, or not opposed to, the best interests of the corporation and (3) in the case of a criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. The Revised Act further provides that a director may not be indemnified if he or she has been adjudged liable to the Company or derived an improper personal benefit. The Revised Act requires a corporation to indemnify a director against reasonable expenses incurred by a director in connection with any matter, claim or proceeding to which the director is a party as a result of serving as a director and with respect to which the director has been successful in defense of such claim or proceeding. The ability of directors, however, to successfully assert indemnity claims under the Company's Bylaws (the "Bylaws") or the Revised Act may be limited by public policy considerations, the insolvency of the Company, or the risk of revocation or denial of indemnification by a successor Board of Directors.

     The proposal to require Company indemnification of directors, officers, employees and agents would supplement the protection presently provided to directors and officers by the indemnification provisions of the Bylaws and the Revised Act. The Bylaws provide generally that the Company shall indemnify each director and officer against claims, judgments and liabilities to which he or she become subject as a result of serving as a director and shall reimburse each director for legal and other expenses reasonably incurred by him or her in connection with such claims or liabilities. Indemnification and reimbursement are not permitted if such claim or liability arose out of the director's own negligence or willful misconduct.

     Among other effects, adoption of the indemnification proposal will extend the benefits of indemnification to employees and agents of the Company who are not officers or directors and decrease the likelihood of modification or revocation of the Company's indemnification obligation, since modification or revocation of such obligation will require amendment of the Company's Articles of Incorporation. The Board of Directors also believes that adoption of the indemnification proposal will have many of the effects described above with respect to the proposed limitation of director liability, namely, that adoption may reduce the likelihood of derivative action against directors of the Company and may discourage or deter shareholders of the Company from bringing a lawsuit against directors for breach of their fiduciary duty of care. As discussed above, these effects may result even though such actions, if successful, might otherwise have recovered funds for the Company and its shareholders.

     If the proposal to require Company indemnification of directors, officers, employees and agents is adopted at the Annual Meeting, the amendment would be effective upon filing of the Amended and Restated Articles with the Division of Corporations, which is anticipated to occur promptly following the Annual Meeting. The proposed amendment is not, however, limited to future events. Accordingly, if the proposal is adopted at the Annual Meeting, the Company could be obligated to indemnify its directors, officers, employees and agents for events occurring prior to the date of the Annual Meeting.

Proposal to Eliminate the Principal Place of Business Requirement

     The Board of Directors proposes to delete Article VI of the Existing Articles, which provides that the principal place of business and the principal office of the Company shall be in Salt Lake County, Utah. Such
Article VI of the Existing Articles was initially adopted by United Energy Corporation, a predecessor entity of Amacan, at the time of filing its

Articles of Incorporation on May 19, 1969. As a result of the Share Exchange, the business and operations formerly conducted by Spire

Technologies and Spire Systems in Utah County, Utah became the business and operations of the Company. Recently, the Company has announced its plans to move its principal corporate facilities to American Fork, Utah. Accordingly, the Board of Directors has determined that it is in the best interests of the Company and its shareholders to eliminate the requirement that the Company maintain its principal place of business in Salt Lake County, Utah.

     If the proposal to eliminate the requirement that the Company maintain its principal place of business in Salt Lake County, Utah is adopted at the Annual Meeting, such requirement would be eliminated upon filing of the Amended and Restated Articles with the Division of Corporations, which is anticipated to occur promptly following the Annual Meeting.

Proposal to Adopt Ministerial and Conforming Revisions

     In addition to the foregoing proposals to amend the Existing Articles, the Board of Directors proposes to amend the Existing Articles to adopt certain ministerial and conforming revisions set forth in the Amended and Restated Articles. These revisions have as their primary purposes, (i) deletion of provisions of the Existing Articles which are redundant of the provisions of the Revised Act, (ii) elimination of provisions which, although appropriate at the time the original Articles of Incorporation of the Company were adopted, are largely obsolete in light of the development of the Company's business and operations and (iii) general simplification of the Company's Articles of Incorporation.

     The proposed ministerial and conforming revisions, which are reflected in the Amended and Restated Articles, consist principally of the following:
(a) deletion of Article II of the Existing Articles, which specifies that the Company's duration shall be perpetual, inasmuch as such Article II is redundant of Section 16-10a-302 of the Revised Act, which expressly provides that, unless otherwise restricted by the Utah Constitution or a corporation's Articles of Incorporation, the duration of the corporation shall be perpetual; (b) simplification of the purpose clause presently set forth in
Article III of the Existing Articles by adopting Article II of the Amended and Restated Articles, which provides that the purpose of the Company shall be to engage in any lawful act or activity for which corporations may be organized under the Revised Act and omits the existing references to mining, milling and manufacturing; (c) deletion of Article V of the Existing Articles, which set forth a requirement that the Company would not commence business until at least $1,000 had been received as consideration for shares of the Company's stock, inasmuch as the requirement has been satisfied; (d) deletion of Article VII of the Existing Articles, which requires the Board of Directors to adopt Bylaws providing for the regulation of the internal affairs of the Company, inasmuch as Section 16-10a-206 of the Revised Act sets forth the procedure for adoption of bylaws by the board of directors and shareholders of a corporation; (e) replacement of Article VIII of the Existing Articles, which identifies the registered agent and address of the Company, with Article V of the Amended and Restated Articles, which provides updated information regarding the Company's current registered agent and address; and (f) deletion of Article X of the Existing Articles, which identifies the original incorporator of the Company, inasmuch as the identity of the initial incorporator has been previously provided to the appropriate authorities of the State of Utah and the provision is not required to be contained in the Amended and Restated Articles.

     If the proposal to adopt the foregoing ministerial and conforming revisions is adopted at the Annual Meeting, such revisions would become effective upon filing of the Amended and Restated Articles with the Division of Corporations, which is anticipated to occur promptly following the Annual Meeting.

Recommendation

     The Board of Directors recommends that shareholders vote FOR each of the six proposals to amend the Existing Articles.

Certain Interests of Directors

     The Board of Directors recognizes that adoption of the proposals to amend the Existing Articles, particularly the proposals to limit director liability and require indemnification of directors, officers, employees and agents of the Company, may benefit individual directors of the Company and their successors; however, the Board of Directors believes that the adoption of the six proposals discussed above will promote the best interests of the Company and its shareholders in the long term. In particular, the Board of Directors believes that adoption of the proposals to limit director liability and require Company indemnification of directors, officers, employees and agents is appropriate in order to promote an effective corporate governance system that encourages independent judgment exercised by the directors of the Company for the benefit of the Company and its shareholders. The Board of Directors believes that the ability of the Company to continue to attract and retain qualified directors will be encouraged by the adoption of the proposal described above. Furthermore, the Board of Directors believes that the diligence exercised by the directors of the Company stems primarily from their desire to act in the best interests of the Company and its shareholders and not from a concern about monetary damage awards or liability. Consequently, the Board of Directors believes that the level of scrutiny and care exercised by the directors of the Company will not be lessened by the adoption of the foregoing proposals.


                         AMENDMENT OF INCENTIVE PLAN

     The Board has unanimously adopted a resolution setting forth proposed amendments to the Incentive Plan to (i) increase by 1,000,000 shares, from 1,500,000 shares to 2,500,000 shares, the number of shares of Common Stock, available for issuance pursuant to grants under the Incentive Plan and (ii) change the name of the Incentive Plan to the "Sento Corporation Stock Incentive Plan" to conform to the proposed change of the Company's corporate name.

     Approval of the amendment to change the name of the Incentive Plan is conditioned upon approval of the foregoing proposal to change the name of the Company to "Sento Corporation," Approval of the amendment to increase the number of shares available for issuance under the Incentive Plan is NOT subject to such condition. If the proposal to amend the Incentive Plan and the proposal to change the name of the Company are both approved, the Company will promptly amend the Incentive Plan to increase the number of shares available for issuance under the Incentive Plan AND to change the name of the Incentive Plan. If the proposal to amend the Incentive Plan is approved, but the proposal to change the name of the Company is not approved, the Company will promptly amend the Incentive Plan to increase the number of shares available for issuance thereunder, but will NOT change the name of the Incentive Plan.

Description of the Incentive Plan

     General. The Incentive Plan was adopted by the Board as of January 31, 1996. As part of the Share Exchange, the Company's shareholders approved the Incentive Plan on April 18, 1996, and the Company substituted options to purchase shares of the Common Stock pursuant to the Incentive Plan for then-outstanding options to purchase shares of common stock of Spire Technologies. The Incentive Plan was amended by the Board as of September 10, 1996, to provide for a formula award of options to non-employee directors of the Company. The Incentive Plan was also amended on August 18, 1997 to increase the number of shares of Common Stock available for issuance pursuant to grants under the Incentive Plan. The following description of the Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Incentive Plan.

     Purpose. The purpose of the Incentive Plan is to promote the long-term success of the Company and the creation of incremental stockholder value by
(a) encouraging directors and key employees of the Company and its subsidiaries to focus on critical long-range objectives, (b) encouraging the attraction and retention of key employees with exceptional qualifications, and (c) linking the interests of key employees of the Company directly to stockholder interests through increased stock ownership.


     Administration. The Incentive Plan is administered by a committee (the "Incentive Plan Committee") of the Board consisting of two or more disinterested directors appointed by the Board. The Incentive Plan Committee is currently composed of the Compensation Committee of the Board. Except with respect to the annual grant of options to non-employee directors described below, the Incentive Plan Committee, in its sole discretion, determines the number and type of awards granted to a participant under the Incentive Plan and the terms and conditions of such awards, including any vesting conditions. The Incentive Plan Committee executes agreements setting forth the terms of such awards (each, a "Stock Award Agreement") and makes all other decisions relating to the operation of the Incentive Plan.

     Duration. The Incentive Plan will remain in effect until terminated by the Board, except that no Incentive Option (as defined below) may be granted under the Incentive Plan after March 1, 2006. Notwithstanding the termination of the Incentive Plan, the Incentive Plan will continue in effect after such termination for purposes of the administration of any Incentive Plan award granted prior to such termination.

     Shares Subject to the Incentive Plan. The Incentive Plan provides for the issuance of Incentive Stock Options (the "Incentive Options"), as that term is defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonqualified stock options which are not governed by the provisions of Section 422 of the Code ("Nonqualified Options" and, together with Incentive Options, "Options") for shares of Common Stock, certain corresponding stock appreciation rights ("SARs"), restricted shares of Common Stock ("Restricted Shares") and Stock Units (as defined below) or any combination thereof (as the case may be, each an "Award"). The maximum number of Options, Restricted Shares and Stock Units that may be awarded under the Incentive Plan is currently 1,500,000, and the maximum number of Options, Restricted Shares and Stock Units that may be awarded to a single participant in any calendar year is 200,000. If any Options, Restricted Shares or Stock Units are forfeited or if any Option terminates for any reason before being exercised, then such Options, Restricted Shares or Stock Units become available again for Awards under the Incentive Plan. Notwithstanding the above, if any Options are surrendered because corresponding SARs are exercised, such Options will not become available again for Awards under the Incentive Plan. Common Stock issued pursuant to the Incentive Plan may be authorized but unissued shares or treasury shares. As of May 31, 1998, the Company had granted options for the purchase of 1,139,637 shares of Common Stock under the Incentive Plan.

     In the event of a subdivision of the outstanding shares of Common Stock, a declaration of a dividend payable in Common Stock, a declaration of a dividend payable in a form other than Common Stock in an amount that has a material effect on the price of the Common Stock, a combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a lesser number of shares of Common Stock, a recapitalization or similar occurrence (the occurrence of each of which may be referred to as a "Capital Change"), the Incentive Plan Committee will make appropriate adjustments in the number of Options, Restricted Shares and Stock Units available for future Awards under the Incentive Plan.

     Eligibility. Awards may be granted to directors, officers and employees of the Company and its subsidiaries that the Incentive Plan Committee, in its sole discretion, determines to be key employees (the "Key Employees"). Members of the Incentive Plan Committee are not eligible to participate in the Incentive Plan. Because the Incentive Plan Committee has complete discretion to determine the number and selection of Key Employees eligible to participate in the Incentive Plan, it is not possible to estimate accurately the number of persons who are or may become eligible to participate therein. Nonetheless, because the Company's Bylaws provide that the Company shall have not less than three and not more than nine directors and because at least two of the Company's directors must serve on the Incentive Plan Committee as disinterested directors pursuant to the Incentive Plan, the number of persons eligible to participate in the Incentive Plan may range from one non-Incentive Plan Committee director to as many as seven non-Incentive Plan Committee directors and as many Key Employees as the Incentive Plan Committee, in its discretion, may determine.

     Options. The Incentive Plan Committee, in its sole discretion, may grant both Incentive Options and Nonqualified Options from time to time. The Incentive Plan provides that the exercise price of Options, restrictions upon the exercise of Options and restrictions on the transferability of shares issued upon the exercise of Options, will be determined by the Incentive Plan Committee in its sole discretion, except that (i) the exercise price of any Incentive Option will not be less than the fair market value of a share of Common Stock as of the date of the grant and (ii) in the case of an Incentive Option granted to any individual who, at the time that the Incentive Option is granted, owns more than ten percent of the total combined voting power of all classes of stock of the Company or any of its subsidiaries (a "Restricted Stockholder"), the exercise price of such Incentive Option will not be less than 110% of the fair market value, determined pursuant to the Incentive Plan, of a share of Common Stock as of the date on which the Option is granted. The Incentive Plan Committee has sole discretion to determine the time or times when each Option vests and becomes exercisable. The term of an Incentive Option, however, may not be more than ten years from the date of grant, and the term of any Incentive Option granted to a Restricted Stockholder may not be more than five years from the date of grant. During the lifetime of the employee receiving the Option (the "Optionee"), the Option will be exercisable only by the Optionee and will not be assignable or transferrable. Each Option will become exercisable in such installments, at such time or times, and is subject to such conditions, as the Incentive Plan Committee, in its discretion, may determine at or before the time the Option is granted. The Incentive Plan Committee may provide for the accelerated exercisability of an Option in the event of the death, disability or retirement of the Optionee. Unless otherwise provided by the Incentive Plan Committee, all Options will terminate ninety days after the termination of the employment of an Optionee, unless the Optionee's employment was terminated for cause, in which event the Options will immediately terminate upon the termination of such Optionee's employment.

     Formula Award to Non-Employee Directors. The Incentive Plan specifically provides for an initial grant to each non-employee director of the Company of 5,000 Options upon election or appointment as a director of the Company. These Options vest in increments of 1,667 Options over a three-year period. In addition, the Incentive Plan provides for an annual grant to each non-employee director of the Company of 2,000 Options which are immediately exercisable. Options under the formula award provisions of the Incentive Plan are exercisable at the fair market value of shares of Common Stock on the date of grant.

     Payment. The exercise price of Options granted under the Incentive Plan is payable at the time of exercise in cash or, in the discretion of the Incentive Plan Committee, in shares of Common Stock or other forms approved by the Incentive Plan Committee. In the case of an Incentive Option, payment must be made only pursuant to the express provisions with regard to exercise that the Incentive Plan Committee determines to include in the applicable Stock Award Agreement. Any payment method approved by the Incentive Plan Committee must be consistent with applicable law, regulations and rules as well as the terms and conditions of the Incentive Plan.

     Stock Appreciation Rights. In connection with the grant of any Option, the Incentive Plan Committee, in its sole discretion, may also grant an SAR, which will relate to a specific Option granted to the Optionee. An SAR entitles the Optionee to surrender to the Company, unexercised, all or any part of that portion of the Option which then is exercisable and to receive from the Company an amount equal to the difference between the aggregate exercise price of the shares of Common Stock subject to the Option and the fair market value, as determined under the Incentive Plan, of such shares on the date of such exercise. Payment by the Company of any amount owing pursuant to the exercise of an SAR may be made in shares of Common Stock, cash or any combination of cash and shares, as determined in the sole discretion of the Incentive Plan Committee. The determination of the Incentive Plan Committee to include an SAR in an Incentive Option may be made only at the time of the grant of the Incentive Option. The Incentive Plan Committee may include an SAR in a Nonqualified Option at the time of the grant, and any time thereafter until six months before the expiration of the Nonqualified Option.

     An SAR may be exercised only to the extent the Option to which it is applicable is exercisable and may not be exercised unless both the SAR and the related Option have been outstanding for more than six months. If, on the date an Option expires, the exercise price of the Option is less than the fair market value of the shares of Common Stock on such date, then any SARs included in such Option is automatically deemed to be exercised as of such date with respect to any portion of such Option that has not been exercised or surrendered.

     Restricted Shares. The Incentive Plan Committee may grant shares of Common Stock which are subject to vesting conditions as an Award under the Incentive Plan ("Restricted Shares"). The award of Restricted Shares may be made at any time and for any year of the Incentive Plan. Restricted Shares become vested, in full or in installments, upon satisfaction of the conditions specified in the relevant Stock Award Agreement. The Incentive Plan Committee selects the vesting conditions, which may be based upon the recipient's service and/or performance, the Company's performance, or such other criteria as the Committee may adopt. The Stock Award Agreement may also provide for accelerated vesting in the event of the recipient's death, disability or retirement. A recipient of Restricted Shares, as a condition to their grant, may be required to pay the Company, in cash, an amount equal to the par value of the Restricted Shares. Holders of Restricted Shares have the same voting, dividend and other rights as the other holders of Common Stock.

     Stock Units. A Stock Unit is an unfunded and unsecured bookkeeping entry representing the equivalent of one share of Common Stock which is subject to certain vesting conditions (a "Stock Unit"). Holders of Stock Units have no voting rights or other rights of a stockholder, but are entitled to receive "Dividend Equivalents" in an amount equal to the amount of cash dividends paid on the number of shares of Common Stock represented by the Stock Units while the Stock Units are outstanding. Stock Units and corresponding Dividend Equivalents will be settled at a time determined by the Incentive Plan Committee and may be paid, in the discretion of the Incentive Plan Committee, in the form of cash, shares of Common Stock or a combination thereof.

     Stock Units may be awarded in combination with Restricted Shares or Nonqualified Options, and the Incentive Plan Committee may provide that the Stock Units be forfeited in the event that the related Nonqualified Options are exercised. No cash consideration will be required for an award of a Stock Unit. The Incentive Plan Committee may grant Stock Units at anytime during the term of the Incentive Plan. The Incentive Plan Committee, in its sole discretion, selects the vesting conditions for each award of a Stock Unit. The vesting conditions may be based upon the recipient's service or performance, the Company's performance, or such other criteria that the Incentive Plan Committee may adopt.

     Amendments. The Board may, at any time and for any reason, amend or terminate the Incentive Plan; provided, that any amendment to the Incentive Plan will be subject to the approval of the Company's stockholders to the extent required by applicable laws, regulations or rules. No amendment, suspension or termination of the Incentive Plan will affect an Award granted on or prior to the effective date of such amendment.

     General Provisions. Neither the Incentive Plan nor the grant of any Award thereunder gives any individual the right to remain employed by the Company or any of its subsidiaries. The Incentive Plan does not inhibit the Company's ability to terminate or modify the terms of the employment of any employee at anytime, with or without cause. Participants in the Incentive Plan have no rights with respect to dividends, voting or any other privileges accorded to the Company's stockholders at the issuance of stock certificates for shares of Common Stock. Recipients of Options have no obligation to exercise such Options. Participants in the Incentive Plan have no rights or interest under the Incentive Plan in any Option or shares of the Common Stock prior to the grant of an Option, Restricted Share or Stock Unit.

New Plan Benefits

     Because the Incentive Plan Committee has complete discretion to determine the number and selection of Key Employees, as well as the recipients, number, type, vesting requirements and other terms of any Award under the Incentive Plan, it is not possible to determine the benefits or amounts, if any, that will be received by or allocated to any person under the Incentive Plan, except that each non-employee director of the Company will receive Options pursuant to the formula award provisions of the Incentive Plan. During fiscal year 1998, the Company granted 2,000 currently exercisable Options pursuant to such formula award provisions to each of William A. Fresh and Sherman H. Smith, the two non-employee directors of the Company.

Federal Income Tax Consequences
     The following tax discussion is a brief summary of federal income tax law applicable to the Incentive Plan. The discussion is intended solely for general information and omits certain information which does not apply generally to all participants in the Incentive Plan.

     Initial Grant of Options and SARs. A recipient of Options, whether Nonqualified Options or Incentive Options, or SARs incurs no income tax liability, and the Company obtains no deduction, from the grant of Options or SARs.

     Incentive Options. The holder of an Incentive Option is not subject to federal income tax upon the exercise of the Incentive Option, and the Company is not entitled to a tax deduction by reason of such exercise, provided that the holder is still employed by the Company (or terminated employment no longer than three months before the exercise date). Additional exceptions to this exercise timing requirement apply upon the death or disability of the Optionee. A sale of the shares of Common Stock received upon the exercise of an Incentive Option which occurs both more than one year after the exercise of the Incentive Option and more than two years after the grant of the Incentive Option will result in the realization of capital gain or loss to the Optionee in the amount of the difference between the amount realized on the sale and the exercise price for such shares. If the Optionee holds the shares of Common Stock for a period of at least 18 months, the capital gain or loss recognized on the disposition will be a long-term capital gain or loss, as applicable. Generally, upon a sale or disposition of the shares prior to the foregoing holding requirements (referred to as a "disqualifying disposition"), the Optionee will recognize ordinary compensation income, and the Company will receive a corresponding deduction, equal to the lesser of
(i) the excess of the fair market value of the shares on the date of transfer to the Optionee over the exercise price or (ii) the excess of the amount realized on the disposition over the exercise price.

     The excess of the fair market value of the shares of Common Stock at the time of the exercise of an Incentive Option over the Option price will increase the Optionee's alternative minimum taxable income subject to the alternative minimum tax, unless a subsequent disqualifying disposition occurs in the same taxable year of the Optionee in which the Common Stock was purchased.

     Nonqualified Options. Upon the exercise of a Nonqualified Option, the amount by which the fair market value of the shares of Common Stock on the date of exercise exceeds the exercise price is taxed to the Optionee as ordinary compensation income. The Company is generally entitled to a deduction in the same amount, provided it satisfies certain requirements relating to the terms of the Option and makes all required wage withholdings on the compensation element attributable to the exercise. In general, the Optionee's tax basis in the shares acquired by exercising a Nonqualified Option is equal to the fair market value of such shares on the date of exercise. Upon a subsequent sale of any such shares in a taxable transaction, the Optionee will realize capital gain or loss (short-term, mid-term or long-term, depending on the period the recipient held the shares) in an amount equal to the difference between the sale price and his or her basis in the shares. The Optionee may receive additional tax benefits by holding the shares in excess of five years prior to the sale of the shares.

     Restricted Shares. The recipient of an award of Restricted Shares must recognize income in the first year that (i) the Restricted Shares become transferable by the recipient or (ii) the Restricted Shares are not subject to a substantial risk of forfeiture. The various vesting conditions imposed upon the Restricted Shares in the applicable Stock Award Agreement determine if the Restricted Shares are subject to a substantial risk of forfeiture.
The amount of income that must be recognized in connection with a grant of Restricted Shares will be equal to the difference between the fair market value of the Restricted Shares in the year that income is recognized and the value paid by the recipient for the Restricted Shares. The income recognized will be taxed as ordinary income. The tax basis in the Restricted Shares will be the value paid by the recipient plus any income recognized by the recipient.

     A recipient may elect to recognize income in the year he or she receives an award of Restricted Shares even if the Restricted Shares are non-transferable and subject to a substantial risk of forfeiture. Such election must be made in writing to the Internal Revenue Service within 30 days of receipt of the award. The recipient will recognize as income the difference between the fair market value of the Restricted Shares and the value of such Restricted Shares on the date of award. The tax basis in the Restricted Shares will be the value paid by the recipient plus any income recognized by the recipient. By making such election, the recipient can defer recognizing as income the increase in value of the Restricted Shares during such period until the Restricted Shares are sold or transferred. Upon the subsequent sale of any Restricted Shares in a taxable transaction, the recipient will realize capital gain or loss (short-term, mid-term or long-term, depending on the period the recipient held the Restricted Shares) in an amount equal to the difference between the sale price and his or her basis in the Restricted Shares. The recipient may receive additional tax benefits by holding the shares in excess of five years prior to the sale of the shares.

     Stock Units and SARs. Upon the exercise of an SAR and/or the payment of Stock Units and corresponding Dividend Equivalents, a participant under the Incentive Plan will recognize ordinary compensation income in the amount of both the cash and the fair market value of the shares of Common Stock received upon the exercise of the SAR or the payment of the Stock Unit and Dividend Equivalent, and generally the Company will be entitled to a corresponding deduction. In the event the participant receives shares of Common Stock upon the exercise of the SAR or the payment of the Stock Unit or Dividend Equivalent, any shares so acquired will have a tax basis equal to their fair market value on the date of such exercise or payment, and the holding period of the shares will commence on the day following that date. Upon a subsequent sale of such shares, the participant will recognize capital gain or loss (short-term, mid-term or long-term, depending on the period the recipient held the Restricted Shares) in an amount equal to the difference between the sale price and his or her basis in the shares. The recipient may receive additional benefits by holding the shares in excess of five years prior to the sale of the shares.

     Withholding Tax Obligations. To the extent required by applicable federal, state, local or foreign law, the recipient of any payment or distribution under the Incentive Plan must make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of such payment or distribution. The Company is not required to make such payment or distribution until such obligations are satisfied. The Incentive Plan Committee may permit an Incentive Plan participant who exercises a Nonqualified Option to satisfy all or part of his or her withholding tax obligation by having the Company withhold a portion of the Common Stock that otherwise would be issued to the participant under such Nonqualified Option.

Recommendation
     The Board of Directors recommends that shareholders vote FOR the proposal to amend the Incentive Plan.

Certain Interests of Directors

     In considering the recommendation of the Board with respect to the amendment of the Incentive Plan, shareholders should be aware that the members of the Board have certain interests which may present them with conflicts of interest in connection with such proposal. As discussed above, all directors are eligible to participate in the Incentive Plan. The Board recognizes that adoption of the proposed amendment to the Incentive Plan may benefit individual directors of the Company and their successors, but it believes that approval of the amendment of the Incentive Plan will strengthen the Company's ability to continue to attract, motivate and retain qualified employees, officers and directors. As of June 1, 1998, current members of the Board owned, in the aggregate, approximately 23% of the outstanding shares of Common Stock. See "Principal Holders of Voting Securities."


                    RATIFICATION OF SELECTION OF AUDITOR
                           AND CHANGES IN AUDITOR

     The Audit Committee has recommended, and the Board of Directors has selected, the firm of KPMG Peat Marwick LLP ("KPMG") of Salt Lake City, Utah, independent certified public accountants, to audit the financial statements of the Company for the fiscal year ending March 31, 1999, subject to ratification by the shareholders. The Board of Directors anticipates that one or more representatives of KPMG will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     The Board of Directors recommends that shareholders vote FOR ratification of the appointment of KPMG as the Company's independent auditor.


                                OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors knows of no other matters to be presented for action at the Annual Meeting. However, if any further business should properly come before the meeting, the persons named as proxies in the accompanying form will vote on such business in accordance with their best judgment.


                          PROPOSALS OF SHAREHOLDERS

     In order to be included in the proxy statement and form of proxy relating to the Company's annual meeting of shareholders to be held in 1999, proposals which shareholders intend to present at such annual meeting must be received by the corporate secretary of the Company, at the Company's executive offices, 808 East Utah Valley Drive, American Fork, Utah 84003, no later than February 26, 1999.


                           ADDITIONAL INFORMATION
     The Company will provide without charge to any person from whom a proxy is solicited by the Board of Directors, upon the written request of such person, a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1998, including the financial statements and schedules thereto (as well as exhibits thereto, if specifically requested), required to be filed with the Securities and Exchange Commission. Written requests for such information should be directed to Robert K. Bench, Secretary of the Company, at 808 East Utah Valley Drive, American Fork, Utah 84003.

                                 APPENDIX A
                                     to
                               Proxy Statement

                            AMENDED AND RESTATED


             FORM OF AMENDED AND RESTATED ARTICLES OF INCORPORATION



                            AMENDED AND RESTATED

                          ARTICLES OF INCORPORATION

                                     OF

                              SENTO CORPORATION



                              ARTICLE I - NAME

     The name of the corporation is Sento Corporation.


                      ARTICLE II - PURPOSES AND POWERS

     The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Utah Revised Business Corporation Act. The corporation shall have all of the rights, powers and privileges now or hereafter conferred upon corporations organized under the Utah Revised Business Corporation Act. The corporation may do everything necessary, suitable or proper for the accomplishment of any of its corporate purposes.


                            ARTICLE III - SHARES

     The total number of shares of capital stock which the corporation shall have authority to issue is fifty five million (55,000,000) of which five million (5,000,000) shall be shares of preferred stock, no par value (hereinafter called the "Preferred Stock"), and fifty million (50,000,000) shall be shares of common stock, no par value (hereinafter called the "Common Stock").

     The designation, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of each class of stock, and the express grant of authority to the board of directors to amend these Articles of Incorporation to fix the designation, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of each share of the Preferred Stock which are not fixed by these Articles of Incorporation, are as follows:

A.   PREFERRED STOCK

     1. Number; Series. The Preferred Stock may be issued in one or more series, from time to time, with each such series to have such designation, powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated and expressed in an amendment to these Articles of Incorporation providing for the issue of such series. The board of directors of the corporation is hereby expressly vested with authority to amend the Articles of Incorporation, without shareholder action or approval, to: (a) create one or more series of the Preferred Stock, fix the number of shares of each such series (within the total number of authorized shares of the Preferred Stock available for designation as a part of such series), and designate and determine, in whole or part, the preferences, limitations, and relative rights of each series of the Preferred Stock; (b) alter or revoke the preferences, limitations and relative rights granted to or imposed upon any wholly unissued series of the Preferred Stock; or (c) increase or decrease the number of shares constituting any series of the Preferred Stock (the number of shares of which was originally fixed by the board of directors) either before or after the issuance of shares of the series, provided that the number may not be decreased below the number of shares of such series then outstanding, or increased above the total number of authorized shares of the Preferred Stock available for designation as a part of such series. Without limiting the foregoing, the authority of the board of directors with respect to each such series shall include, but not be limited to, the determination or fixing of the following:

          (i) The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the board of directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the board of directors;

          (ii) The dividend rate of such series, the conditions and times upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock or series thereof, or on the other series of the same class, and whether dividends shall be cumulative or noncumulative;

          (iii) The conditions upon which the shares of such series shall be subject to redemption by the corporation and the times, prices and other terms and provisions upon which the shares of the series may be redeemed;

          (iv) Whether or not the shares of the series shall be subject to the operation of retirement or sinking fund provisions to be applied to the purchase or redemption of such shares and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

          (v) Whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes, with or without par value, or of any other series of the same class and, if provision is made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

          (vi) Whether or not the shares of the series shall have voting rights, in addition to the voting rights provided by law, and, if so, subject to the limitations hereinafter set forth, the terms of such voting rights;

          (vii) The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or upon distribution of assets of the corporation;

          (viii) Any other powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series, as the board of directors may deem advisable.

     2. Dividends. The holders of the shares of the Preferred Stock of each series shall be entitled to receive, when and as declared by the board of directors, out of the funds legally available for the payment of dividends, dividends at the rate fixed by the board of directors for such series for the current period and, if cumulative, for all prior periods for which such dividends are cumulative.

     Whenever, at any time, dividends on the then outstanding Preferred Stock as may be required with respect to any series outstanding shall have been paid or declared and set apart for payment on the then outstanding Preferred Stock, and after complying with respect to any retirement or sinking fund or funds for all applicable series of the Preferred Stock, the board of directors may, subject to the provisions of the resolution or resolutions creating the series of the Preferred Stock, declare and pay dividends on the Common Stock as provided in paragraph B.1. of this Article III, and the holders of shares of the Preferred Stock shall not be entitled to share therein, except as otherwise provided in the amendment creating any series.

     3. Liquidation; Dissolution. The holders of the Preferred Stock of each series shall be entitled upon liquidation or dissolution of the corporation to such preferences as are provided in the amendment creating such series of the Preferred Stock, and no more, before any distribution of the assets of the corporation shall be made to the holders of shares of the Common Stock. Whenever the holders of shares of the Preferred Stock shall have been paid the full amounts to which they shall be entitled, the holders of shares of the Common Stock shall be entitled to share in all assets of the corporation remaining as provided in paragraph B.2. of this Article III. If, upon such liquidation, dissolution or winding up, the assets of the corporation distributable as aforesaid among the holders of the Preferred Stock of all series shall be insufficient to permit full payment to them of said preferential amounts, then such assets shall be distributed ratably among such holders in proportion to the respective total amounts which they shall be entitled to receive as provided in this paragraph A.3.

     4. Voting. Except as otherwise provided by an amendment to the Articles of Incorporation creating any series of the Preferred Stock or by the general corporation law of Utah, the Common Stock issued and outstanding shall have and possess the exclusive power to vote for the election of directors and for all other purposes as provided in paragraph B.3. of this
Article III.

     5. Preemptive Rights. Except as may be provided in the amendment adopted by the board of directors providing for the issue of any series of the Preferred Stock, no holder of shares of the Preferred Stock shall, as such holder, be entitled as of right to subscribe for, purchase or receive any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of bonds, debentures or other securities convertible into or exchangeable for stock, but all such additional shares of stock of any class, or bonds, debentures or other securities convertible into or exchangeable for stock, may be issued and disposed of by the board of directors on such terms and for such consideration, so far as may be permitted by law, and to such persons, as the board of directors in its absolute discretion may deem advisable.

B.   COMMON STOCK

     1. Dividends. Subject to the rights of the holders of the Preferred Stock, and subject to any other provisions of the Articles of Incorporation, holders of the Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the corporation as may be declared thereon by the board of directors from time to time out of assets or funds of the corporation legally available therefor.

     2. Liquidation; Dissolution. In the event of any liquidation, dissolution or winding up of the affairs of the corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the corporation and after payment or provision for payment to the holders of each series of the Preferred Stock of all amounts required in accordance with paragraph A.3. of this Article III, the remaining assets and funds of the corporation shall be divided among and paid to the holders of the Common Stock.

     3.   Voting.

          (a) At every meeting of the shareholders of the corporation, every holder of the Common Stock shall be entitled to one vote in person or by proxy for each share of such Common Stock standing in his name on the stock transfer records of the corporation.

          (b) No shareholder shall have the right to cumulate votes in the election of directors.

     4. Preemptive Rights. No holder of shares of the Common Stock of the corporation shall, as such holder, be entitled as of right to subscribe for, purchase or receive any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of bonds, debentures or other securities convertible into or exchangeable for stock, but all such additional shares of stock of any class, or bonds, debentures or other securities convertible into or exchangeable for stock, may be issued and disposed of by the board of directors on such terms and for such consideration, so far as may be permitted by law, and to such persons, as the board of directors in its absolute discretion may deem advisable.


                           ARTICLE IV - DIRECTORS

     The number of directors of the corporation shall be as determined by resolution of the board of directors, but shall not be less than three (3) nor more than nine (9).

     The personal liability of any director to the corporation or to its shareholders for monetary damages for any action taken or any failure to take any action, as a director, is hereby eliminated to the fullest extent permitted by Utah laws. In the event the applicable Utah law or this Article IV is repealed or amended to decrease or limit in any manner the protection or rights available to directors hereunder, such repeal or amendment shall not be retroactively applied in determining the personal liability of a director pursuant to this Article IV prior to the enactment of such amendment.


                   ARTICLE V - REGISTERED OFFICE AND AGENT

     The street address of the corporation's registered office and the name and signature of the corporation's registered agent at that office are:

                    311 North State Street, P.O. Box 1970
                              Orem, Utah 84059

                                   _______________________________________
                                   Robert K. Bench


           ARTICLE VI - INDEMNIFICATION OF OFFICERS AND DIRECTORS


     The corporation shall indemnify any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise to the fullest extent permitted by the Utah Revised Business Corporation Act, as the same may hereafter be amended, or as otherwise permitted by law.


    ARTICLE VI - EFFECT OF AMENDED AND RESTATED ARTICLES OF INCORPORATION

     These amended and restated Articles of Incorporation supersede the original Articles of Incorporation of the corporation and all amendments and revisions thereto and restatements thereof.

                                    PROXY
                   SENTO TECHNICAL INNOVATIONS CORPORATION

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Kieth E. Sorenson and Robert K. Bench, and each of them, as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of Common Stock of Sento Technical Innovations Corporation, a Utah corporation (the "Company"), held of record by the undersigned on June 15, 1998 at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 808 East Utah Valley Drive, American Fork, Utah 84003, on August 11, 1998, at 10:00 a.m., local time, or at any adjournment or postponement thereof, upon the matters set forth below, all in accordance with and as more fully described in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged.

1. ELECTION OF DIRECTORS, each to serve until the next annual meeting of shareholders of the Company and until their respective successors shall have been duly elected and shall qualify.
     ___ FOR all nominees listed below (except as marked to the contrary).
     ___ WITHOUT AUTHORITY to vote for all nominees listed below.

    (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)
            KIETH E. SORENSON      GARY B. GODFREY          GARY B. FILLER
            WALTER W. BREGMAN      CRAIG I. THOMAS

2.   PROPOSALS TO AMEND the Articles of Incorporation of the Company.

     a.   PROPOSAL TO CHANGE the name of the Company to "Sento Corporation."
          ___ FOR   ___ AGAINST    ___ ABSTAIN

Stock of the Company.
     b.   PROPOSAL TO INCREASE the number of authorized shares of the Common
          ___ FOR   ___ AGAINST    ___ ABSTAIN

     c.   PROPOSAL TO ADOPT limitations on the personal liability of directors.
          ___ FOR   ___ AGAINST    ___ ABSTAIN

     d. PROPOSAL TO REQUIRE indemnification of directors, officers, employees and agents of the Company.
          ___ FOR   ___ AGAINST    ___ ABSTAIN

     e. PROPOSAL TO ELIMINATE the requirement of maintaining the principal place of business in Salt Lake County, Utah.
          ___ FOR   ___ AGAINST    ___ ABSTAIN

     f. PROPOSAL TO MAKE ministerial and conforming changes to the Company's Articles of Incorporation.
          ___ FOR   ___ AGAINST    ___ ABSTAIN
3. PROPOSAL TO AMEND the Sento Technical Innovations Corporation Stock Incentive Plan.
          ___ FOR   ___ AGAINST    ___ ABSTAIN

4. PROPOSAL TO RATIFY the appointment of KPMG Peat Marwick LLP as the independent auditor of the Company.
          ___ FOR   ___ AGAINST    ___ ABSTAIN

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.


     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED
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HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY
WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED ABOVE, FOR EACH

OF THE PROPOSALS TO AMEND THE ARTICLES OF INCORPORATION OF THE COMPANY, FOR THE AMENDMENT OF THE SENTO TECHNICAL INNOVATIONS STOCK INCENTIVE PLAN AND FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT AUDITOR OF THE COMPANY.

     Please complete, sign and date this proxy where indicated and return it promptly in the accompanying prepaid envelope.


DATED: _________________________________,  1998     ________________________
                                          Signature


                                          __________________________________
                                          Signature if held jointly

     (Please sign above exactly as the shares are issued. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)